UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.  Termination of a Material Definitive Agreement.

On June 8, 2026, the Board of Directors (the “Board”) of Visium Technologies, Inc. (the “Company” or “Visium”), acting by unanimous written consent in lieu of a special meeting pursuant to Section 607.0821, Florida Statutes, and the Company’s Bylaws, carefully reviewed the status of the Company’s incubation arrangement with ConnexUS AI Inc., a Delaware corporation (“ConnexUS”). After due deliberation and in the exercise of its independent business judgment under Fla. Stat. § 607.0830, the Board determined that the ConnexUS incubation has failed to achieve its objectives and is no longer in the best interests of the Company or its shareholders.

The incubation involved that certain Amended and Restated Letter of Intent dated on or about March 29, 2026 (the “LOI”) with ConnexUS for the proposed 100% equity acquisition of ConnexUS, and the related Combined Master Services Agreement and Statement of Work effective April 15, 2026 (the “SOW”) for development of the ATHENA platform. The Board considered milestone performance, commercial viability, development costs, strategic alignment with the Company’s core RAG/agentic AI and other initiatives, and overall value creation prospects.

In connection with the termination, on June 8, 2026, the Company and ConnexUS entered into a Mutual Release, Settlement, and Termination Agreement (the “Release Agreement”), a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The key terms of the Release Agreement include:

•	Termination of Agreements. Effective as of the Effective Date (June 8, 2026), the LOI and SOW (including all exhibits, schedules, and amendments) are terminated in their entirety and are of no further force or effect. All rights, obligations, and liabilities of the parties under the LOI and SOW are extinguished, except for surviving provisions relating to confidentiality, releases, intellectual property confirmation, and governing law.

•	Intellectual Property Confirmation. All right, title, and interest in and to the ATHENA platform, source code, object code, models, prompts, schemas, configurations, workflows, interfaces, methodologies, documentation, and all related intellectual property (collectively, the “ATHENA IP”) remains the sole and exclusive property of ConnexUS. No ownership, assignment, or work-made-for-hire rights in the ATHENA IP ever passed to the Company. Any limited license granted to the Company terminated automatically upon termination of the LOI and is of no further effect. The Company has represented that it has returned or destroyed all copies of ATHENA IP in its possession, custody, or control.

•	Waiver of Payment and Acceleration Obligations. ConnexUS irrevocably waived, released, and forever discharged the Company from any and all payment obligations, including without limitation any Committed Contract Value, Minimum Monthly Fees, Pass-Through Costs, interest, liquidated damages, acceleration amounts, and collection costs. ConnexUS acknowledged that the $190,000 Incubation Funding (Prior Funds) constitutes a non-refundable expense. The Company has no further financial obligation of any kind to ConnexUS under the LOI, SOW, or otherwise in connection with the ATHENA engagement.

•	Mutual General Release. Each party, on behalf of itself and its respective officers, directors, shareholders, agents, attorneys, successors, and assigns, fully, finally, and forever released, acquitted, and discharged the other party and its respective officers, directors, shareholders, agents, attorneys, successors, and assigns from any and all claims, demands, damages, actions, causes of action, suits, debts, liabilities, obligations, costs, expenses, and losses of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, arising out of or relating in any way to the LOI, the SOW, the ATHENA engagement, the proposed acquisition, or any acts or omissions in connection therewith, from the beginning of time through the Effective Date. This includes, without limitation, claims for breach of contract, breach of fiduciary duty, fraud, misrepresentation, unjust enrichment, quantum meruit, tortious interference, and any claims under federal or state securities laws. The parties expressly waived the protections of any statute or doctrine that might limit the effect of a general release (including California Civil Code § 1542 or analogous Florida or Delaware law).

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•	Resignation of Cheddi Rai. Cheddi Rai resigned, effective as of the Effective Date, from any and all officer, director, employee, consultant, or other positions he may hold with the Company or any of its subsidiaries or affiliates. The Company accepted such resignation. Mr. Rai and ConnexUS released any and all claims for compensation, severance, equity, or other benefits arising from such positions, except as expressly provided in the Release Agreement. The Company released Mr. Rai from any claims arising from his service, except for fraud or willful misconduct.

•	Board Composition Confirmation. Effective as of the Effective Date, the Board of Directors of the Company consists of: Paul R. Taylor (Chairman and Chief Executive Officer), Mark Lucky (Chief Financial Officer), and David Pierce (Independent Director).

•	Other Terms. The Release Agreement includes no admission of liability, confidentiality and non-disparagement provisions (with exception for required SEC disclosures), governing law (Florida), and exclusive binding arbitration in Broward County, Florida under the Revised Florida Arbitration Code. The Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements and understandings.

The termination and Release Agreement were the product of arm’s-length negotiations between the parties. No directors disclosed any interests “on both sides” of the original LOI transaction or this unwind; full disclosure of all conflicts was made, and David Pierce served as a disinterested director for purposes of Fla. Stat. § 607.0831. The Board determined that effecting a clean, final termination, securing comprehensive mutual releases, accepting the resignation of Cheddi Rai, confirming the continuing Board composition, and authorizing required SEC/OTC disclosures is in the best interests of the Company and its shareholders.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those expressed or implied by these forward-looking statements due to a variety of risks and uncertainties, including the Company’s ability to execute its strategic initiatives, regulatory and compliance matters, market conditions, and other factors detailed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon execution of the Release Agreement on June 8, 2026, Cheddi Rai resigned from any and all officer, director, employee, consultant, or other positions with Visium Technologies, Inc. and its subsidiaries and affiliates. The Board of Directors accepted Mr. Rai’s resignation. Pursuant to the terms of the Release Agreement, Mr. Rai and ConnexUS released any and all claims for compensation, severance, equity, or other benefits arising from such positions, and there are no material compensatory arrangements or severance payments due to Mr. Rai in connection with his resignation except as expressly set forth in the Release Agreement (which provides for mutual releases and no further obligations other than as stated therein). The Company released Mr. Rai from claims arising from his prior service, except for fraud or willful misconduct.

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Concurrently with the foregoing, the Board of Directors, effective immediately, confirmed and constituted the Board as follows:

•	Paul R. Taylor – Chairman of the Board and Chief Executive Officer;

•	Mark Lucky – Chief Financial Officer (director); and

•	David Pierce – Independent Director.

There are no vacancies on the Board. Any future vacancies will be filled in accordance with the Company’s Bylaws and Fla. Stat. § 607.0809 by action of the remaining directors. The foregoing actions were taken by unanimous written consent of the Board of Directors.

Item 8.01. Other Events.

On June 8, 2026, the Company issued the Mutual Release, Settlement, and Termination Agreement as described under Item 1.02 above. The Company believes that the clean termination of the LOI and SOW, the confirmation of ATHENA IP ownership with ConnexUS, the waiver of all payment claims, and the mutual general releases provide a final and comprehensive resolution that eliminates ongoing financial and legal exposure related to the ConnexUS incubation. This allows the Company to focus resources on its core explainable graph-based AI analytics platforms, RAG/agentic AI initiatives, and other strategic priorities for the benefit of shareholders. The Company will continue to provide timely disclosures regarding material developments as required by SEC rules.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Mutual Release, Settlement, and Termination Agreement, dated June 9, 2026, by and between Visium Technologies, Inc. and ConnexUS AI Inc. (filed herewith).

99.1	Written Consent of the Board of Directors of Visium Technologies, Inc., effective June 9, 2026 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: June10, 2026

By:	/s/ Paul R. Taylor
Name:	Paul R. Taylor
Title:	Chairman and Chief Executive Officer

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